EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

 THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of North America Frac Sand, Inc. (the "Company") on Form 10-Q Amendment for the period ended September 30, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, David Alexander, Principal Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

Such Quarterly Report on Form 10-Q Amendment for the Period ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q Amendment for the period ended September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 13, 2016	By:	/s/ David Alexander
David Alexander
Principal Executive Officer Principal Financial Officer North America Frac Sand, Inc.